SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


         Date of Report (Date of Earliest Event Reported): May 18, 2005
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                             ARETE INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)


            Colorado                   33-16820-D             84-1508638
    ----------------------------      ------------       -------------------
    (State or other jurisdiction       (Commission       (I.R.S.  Employer
          of incorporation)            File Number)      Identification No.)


      7102 La Vista Place Suite 100, Niwot, Colorado              80503
     ------------------------------------------------          -----------
         (Address of Principal Executive Offices)               (Zip Code)


        Registrant's telephone number including area code: (303) 652-3113
                                                           --------------

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report):


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written Communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule
    14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)]
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)]


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Item 1.01 Entry Into a Material Definitive Agreement

Acquisition of Assets in Colorado

     On May 18, 2005, Colorado Oil and Gas, Inc. ("COG") a majority owned subsidiary of Arete Industries, Inc., the registrant, entered into a Purchase and Sale Agreement (the "Agreement") to acquire certain assets including oil and gas properties from Tucker Family Investments, LLLP; DNR Oil & Gas, Inc. and Tindall Operating Co. (the "Sellers") for a gross purchase price of $2.6 Million including $2.5 Million in cash and 100,000 shares of restricted common stock of COG valued at $100,000 (the "Purchase Price"). The common stock of COG issued to Sellers will be restricted securities subject to restrictions on resale provided under SEC Rule 144, and will be subject to certain rights granted to Sellers to have the securities included in any Registration Statement filed by COG subsequent to the Closing date of the Agreement that allows these securities to be registered under the federal securities laws and made eligible for trading on any national exchange or on the NASDAQ market or the OTC Bulletin Board. COG will acquire oil and gas leasehold interests, development rights and rights to ownership of surface equipment on thirteen producing oil and gas wells and up to 5 in-field development prospects that consist of four proven undeveloped wells ("PUD's") and one re-entry and re-completion prospect in a currently producing well. COG is also acquiring all operating rights to the properties and has designated one of the Seller parties, Tindall Operating Co. as the operator of the producing wells and for drilling and completing new wells and the re-completion well on the development prospects. The producing properties and development prospects are located primarily in Weld, Yuma, Morgan, Cheyenne, Arapahoe and Baca Counties, Colorado.

The Closing Date for the Agreement is set forth as June 15, 2005 with COG having an option to extend the Closing Date to July 1, 2005. The effective date of this Agreement is June 1, 2005, unless COG extends the Closing Date to after June 15, 2005, in which case the Effective Date is July 1, 2005. These dates are important for purposes of credit to the Seller or buyer for actual production on the wells prior to Closing, in that if the Closing occurs on or before June 15, 2005, the Sellers are entitled to proceeds of production through June 1, 2005 and if Closing occurs after June 15th, the Sellers are entitled to proceeds from production through June 30, 2005. The purchase and sale from Sellers to COG shall be in the form of an Assignment, Bill of Sale and Conveyance, reflecting the reservation to Sellers of Overriding Royalty Interests ("ORRI's") under certain Leases covering the development prospects. The Purchase Price is subject to adjustment at Closing in the event that actual Net Revenue Interests ("NRI") on any oil and gas leases to be assigned are different than those stated in the Agreement, in which case the Purchase Price will be adjusted by the difference between actual NRI to be conveyed and those represented in the Agreement divided by the agreed valuation of each producing well. Additionally, adjustments in the Purchase Price may be made for any title defects and/or environmental defects (defined in the Agreement) discovered by COG prior to the closing date based on settlement procedures in the Agreement. Sellers or COG may terminate the Agreement in the event that the aggregate reduction in the Purchase Price on account of such adjustments equals or exceeds 10% of the Purchase Price and Sellers and COG cannot mutually agree on the adjustment amount.

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The basis for the valuations of the producing wells in the Agreement were derived by an independent petroleum engineer retained by the Company. Volumetrics, well by well production history and the semi-annual average actual price received by Sellers for the production were the basis for this valuation. No value was assigned to the PUD's in the generation of the valuation. The referenced ORRI's was the Sellers sole compensation for assigning the PUD's to COG.

The Purchase Price does not include a value for the development prospects but instead the Agreement provides for the reservation by Sellers of certain Overriding Royalty Interests. The Agreement gives COG a one-year option from June 1, 2005, on the re-completion well and a two-year option from June 1, 2005, on the other development prospect scheduled for drilling new wells to purchase these Overriding Royalty Interests for an aggregate price of $1,000,000.. In the event that COG has not attempted to perform the re-completion project to a new producing zone and commingled the production from the two zones into the well-bore before January 1, 2006 the Sellers have the option to repurchase the well for the allocated value assigned to such well in the Agreement. With respect to the development prospect scheduled for new wells to be drilled, in the event that COG has not drilled and completed two new wells as producing wells (or drilled and plugged and abandoned such wells) on or before June 1, 2007, COG will be required to reassign to Sellers the un-drilled portions of the lease for that development prospect. The un-drilled portions is defined in the Agreement as that portion outside the drilling and spacing units for any wells capable of production in paying quantities as of June 1, 2007.

Other provisions in the Agreement require COG to evaluate and make substantive objections to title defects and environmental defects in the properties being conveyed to COG under the Agreement including methodologies to resolve these defects prospectively, or to terminate the Agreement in the event that discovered defects are material and cannot be mutually resolved. The Agreement gives COG until May 20, 2005 to complete its review of such potential defects and to notify Sellers of any objections after which time COG is deemed to have waived any rights under these provisions and accepted the properties on an "As Is, Where Is" basis. Due to the late signing of the Agreement, this condition has been verbally extended by the parties to at least June 1, 2005. Upon Closing of the purchase and sale, COG will assume all obligations for environmental remediation, including plugging and abandoning costs and all contractual obligations relating to drilling, re-completion operations and of operating the producing wells on the properties except any such obligations specifically retained by the Sellers provided for in the Agreement.

Sellers and COG will make post-closing adjustments to the Purchase Price pursuant to a final settlement statement that must be provided by Sellers on or before ninety days from the Closing to reflect any adjustments not finally determined on the date of Closing, after which time the parties will make final settlement within sixty days from COG's receipt of the final settlement statement.

The disclosure under this Item 1.01 provides summary information of the definitive Agreement as specified in the required disclosure under Item 1.01 of Form 8-K promulgated by the Securities and Exchange Commission, and is qualified by the detailed provisions of the definitive Purchase Agreement and Exhibits thereto which have been contemporaneously submitted by Registrant as Exhibit
10.1 to this Current Report on Form 8-K and incorporated herein by reference.

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


Item 8.01.  Other Events.

The Registrant has contemporaneously with filing this Current Report, issued a Press Release disclosing that it has entered into an Agreement to purchase assets, including producing oil and gas wells, development prospects and personal property associated with the properties located in five fields in Colorado, including certain terms and conditions thereof. The Registrant voluntarily submits a copy of the referenced Press Release hereto as an exhibit under Item 601 (99) of Regulation SB and incorporates it herein by reference. The terms and conditions and other information required under this Current Report, under Item 1.01 pertaining to the Agreement is disclosed in that Item and in the Exhibit 10.1 included in this Current Report.


Item 9.01.  Financial Statements and Exhibits

   Exhibit Number     Description

         10.1         Purchase and Sale Agreement dated May 18, 2005

         99.1         Press Release dated May 23, 2005.



                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(a) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ARETE INDUSTRIES, INC.

Date:    May 23, 2005                        By:   /s/ THOMAS P.  RAABE
         ------------                        --------------------------
                                             Thomas P. Raabe, President,
                                             Chief Executive Officer, and
                                             Chairman of the Board of Directors



                                  EXHIBIT INDEX

   Exhibit Number     Description

         10.1         Purchase and Sale Agreement dated May 18, 2005

         99.1         Press Release dated May 23, 2005.

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